AMENDMENT NO. 1


         This Amendment No. 1 is made this ____ day of February, 1996, between Samsung Electronics Co., Ltd., a corporation formed under the laws of Korea having its office at Joong- Ang Daily News Building, 7, Soonwha-Dong, Chung-Ku, C.P.O. Box 2775, Seoul, Korea ("Samsung") and Go-Video, Inc., a Delaware corporation having its headquarters at 7835 East McClain Drive, Scottsdale, Arizona 85260-1732 ("Go-Video") to amend that certain Manufacturing Agreement, dated September 14, 1993 between Samsung and Go-Video (the "Agreement").

         Samsung and Go-Video agree to amend the Agreement as provided below:

         1. Section 3.2 of the Agreement shall be deleted in its entirety.

         2. A new Article 16 shall be added to the Agreement which shall read in its entirety as follows:

                        Article 16 Non-Exclusive License

                           16.1 In  exchange  for the  license  fee set forth in
                  Schedule 5 payable by Samsung to Go-Video within three months of the date of this Amendment No. 1 (the "License Fee"), Go-Video grants to Samsung, to be effective during the term of this Agreement, the worldwide nonexclusive right and license to manufacture, use, and sell the Products under the Patents and using the Technical Information, with such features and technology as are included in the Products at the date hereof, under Samsung's own trademarks and trade names only.

                           16.2 The  license  provided in this  Amendment  No. 1
                  shall not include any improvements or inventions relating to the Products or in connection with the design, manufacture, use, or sale of the same after the date hereof. Go-Video agrees to consider requests by Samsung for additional licenses relating to improvements or further inventions relating to the Products.

                           16.3 Except for the License Fee,  Samsung  shall have
                  no obligation to pay additional royalties to Go-Video related to the license provided in this Amendment No. 1.
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized representatives on the day and year first written above.

                                       SAMSUNG ELECTRONICS CO., LTD.


                                       By:______________________________________
                                            Insoon Kang
                                            Executive Managing Director
                                            Video Division
                                            Audio and Video Business


                                       GO-VIDEO, INC.


                                       By:______________________________________
                                            Roger Hackett
                                            Chairman and Chief Executive Officer

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                                   Schedule 5


                            License Fee of $********








*        CONFIDENTIAL TREATMENT HAS BEEN REQUESTED


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